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                                 EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 14, 1996 (except with regard to the matters discussed in Note 10, as to which the date is June 5, 1996), included in AML Communications, Inc.'s Form 10-KSB, for the fiscal year ended March 31, 1996 and to all references to our Firm included in this registration statement.


                                 ARTHUR ANDERSEN LLP





Los Angeles, California
November 14, 1996